Exhibit 10.1

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$40,000,000	May 28, 2026

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Big Digital Energy, Inc., a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY ON DEMAND to the order of ENDEAVOR BLOCKCHAIN, LLC, an Arkansas limited liability company (the “Noteholder” and, together with the Borrower, the “Parties”), the aggregate principal sum of all Revolving Loans (as defined below) advanced from time to time by Noteholder to Borrower, not to exceed at any time the principal sum of Forty Million Dollars ($40,000,000) (the “Commitment Amount”), together with all accrued interest thereon as provided in this Revolving Line of Credit Promissory Note (this “Note”), payable as provided herein.

1. Definitions; Interpretation.

1.1 Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in this Section 1. Terms not defined herein (including in this Section 1) which are defined in the Delaware Uniform Commercial Code, as in effect on the date hereof (the “UCC”), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC.

“Applicable Rate” means 12% per annum.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables and obligations to vendors and professional services providers arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Default” means any of the events specified in Section 12 of this Note which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 11 of this Note, would, unless cured or waived, become an Event of Default.

“Default Rate” means 15% per annum, which rate shall at no time be in addition to the Applicable Rate.

“Event of Default” has the meaning set forth in Section 12 of this Note.

“Governmental Authority” means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” means the principal amount of this Note.

“Material Adverse Change” means a material adverse change with respect to: (a) the Collateral, business, assets, properties, liabilities, operations or financial condition of the Borrower; (b) the validity or enforceability of this Note; (c) the rights or remedies of the Noteholder hereunder; or (d) the Borrower’s ability to perform any of its obligations hereunder; provided, however, and notwithstanding the foregoing to the contrary, the Noteholder understands that the Borrower’s current distressed financial condition impairs the Borrower’s ability to pay the Loan as of the date hereof, and the Noteholder is not intending, and does not have the right, to assert that (i) a Material Adverse Change has occurred based on the Borrower’s current distressed financial condition, or (ii) an Event of Default has occurred based on the Borrower’s current distressed financial condition.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Debt” means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and disclosed to Noteholder in writing or otherwise publicly available via the Borrower’s SEC reports; and (c) trade payables and obligations to vendors and professional service providers incurred in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. Revolving Facility; Advances; Repayments.

2.1 Revolving Commitment. Subject to the terms and conditions of this Note, the Noteholder agrees to make loans (each, a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower from time to time in an aggregate outstanding principal amount not to exceed the Commitment Amount. Within the foregoing limits and subject to the terms hereof, Borrower may borrow, repay, and reborrow Revolving Loans.

2.2 Borrowing Requests. Borrower shall request advances by written notice (email sufficient) specifying the amount requested and the requested funding date, which shall be a Business Day. Noteholder shall determine whether or not to fund approved requests within two (2) Business Days of receipt of such notice. Borrower shall provide any documentation, including, without limitation, financial information, certificates, sources and uses and bank statements, as Noteholder may reasonably request in connection with any request for advances.

2.3 Repayments; Reborrowings. Borrower may repay Revolving Loans at any time without premium or penalty. Amounts repaid may be reborrowed, subject to the Commitment and compliance with this Note.

2.4 Noteholder Termination. If (i) Noteholder makes a demand for repayment with respect to amounts outstanding hereunder or (ii) no such amounts are outstanding, Noteholder may notify Borrower in writing that it is terminating this Note and Noteholder shall have no further obligations to advance loans hereunder.

2.5 Borrower Termination. At any time that no Revolving Loans are outstanding, Borrower may terminate this Note by written notice to Noteholder, whereupon Borrower shall have no further obligations hereunder.

3. Payment Dates; Optional Prepayments.

3.1 Payment Dates. The unpaid principal amount of this Note, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on demand made by the Noteholder, unless otherwise provided in Section 12 of this Note. Any demand for payment hereunder shall be made in writing by the Noteholder to the Borrower and payment shall be due and payable within five (5) Business Days thereof.

3.2 Optional Prepayments. The Borrower may prepay this Note in whole or in part at any time or from time to time, without penalty or premium, by paying the principal amount together with accrued interest thereon to the date of prepayment.

4. Interest.

4.1 Interest Rate. Except as otherwise provided herein, the Loan shall bear interest at the Applicable Rate from the date hereof until the Loan is paid in full, whether upon demand, by acceleration, by prepayment, or otherwise. At no time shall the Applicable Rate under this Note be applicable during any period that the Default Rate is applicable.

4.2 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether upon demand, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from such due date of such non-payment until such amount is paid in full. Upon the occurrence of an Event of Default, this Note shall bear interest at the Default Rate. At no time shall the Applicable Rate under this Note be applicable during any period that the Default Rate is applicable.

4.3 Computation of Interest. All computations of interest shall be made on the basis of 360 days and the actual number of days elapsed.

4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable hereunder shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

5. Payment Mechanics.

5.1 Manner of Payments. All payments of interest and principal under this Note shall be made in lawful money of the United States of America no later than the date on which such payment is due by wire transfer of immediately available funds to the bank account(s) specified by the Noteholder in writing to the Borrower from time to time and upon the Borrower’s request.

5.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees, expenses or other charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

6. Security. To secure any and all amounts due under this Note, Borrower hereby grants a security interest in and continuing lien on all of Borrower’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

6.1 Accounts;

6.2 Chattel Paper;

6.3 Deposit Accounts;

6.4 Documents;

6.5 Equipment;

6.6 General Intangibles;

6.7 Instruments;

6.8 Inventory;

6.9 Investment Property;

6.10 Letter of Credit Rights;

6.11 all proceeds, dividends, distributions, and income attributable to proceeds, products, additions to, substitutions, replacements and supporting obligations for, and accessions of, any and all Collateral described in this Section 6; “proceeds” includes, without limitation, all proceeds of any insurance (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, liens, warranties, or guaranties payable from time to time with respect to or security for any of the Collateral; and

6.12 all ledgers, files, writings, records, books, data bases, plans, drawings, and information relating to any of the foregoing.

7. Authorization to File Financing Statements.

7.1 Financing Statement. Borrower hereby irrevocably authorizes Noteholder at any time and from time to time to file in any filing office in the appropriate UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (1) as “all assets of the Borrower, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Borrower.” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (2) by any other description which reasonably approximates the description contained in this Note, and (b) provide any other information required by Subchapter E of Article 9 of the UCC, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower. Borrower agrees to furnish any such information to Noteholder promptly upon Noteholder’s request. Borrower hereby ratifies any prior financing statements (and all amendments thereto and continuations thereof) filed prior to the date hereof by Noteholder or its predecessors in interest.

7.2 Termination Statement. Upon the date that the (i) Loan is paid in full, including without limitation any and all interest and/or other amounts owed to the Noteholder hereunder, or (ii) Borrower terminates this Agreement in accordance with §2.5, this Agreement and the liens and security interests of Noteholder hereunder shall be automatically terminated and Noteholder shall, upon the request and at the expense of Borrower, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by Borrower.

8. Borrower Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

8.1 Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to give rise to a Material Adverse Change.

8.2 Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

8.3 No Approvals. No consent or authorization of, filing with, notice to, waiver, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note, other than those, if any, that have been obtained by the Borrower and delivered to the Noteholder.

8.4 No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

8.5 Enforceability. This Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

9. Noteholder Representations and Warranties. The Noteholder hereby represents and warrants to the Borrower on the date hereof as follows:

6.1 Existence; Power and Authority. The Noteholder (a) is a limited liability company validly existing, and in good standing under the laws of the state of Arkansas, and (b) has the requisite power and authority, and the legal right, to execute and deliver this Note.

6.2 Authorization; Execution and Delivery. The execution and delivery of this Note by the Noteholder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Noteholder has duly executed and delivered this Note.

6.3 No Approvals. No consent or authorization of, filing with, notice to, waiver, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Noteholder to execute, deliver or perform any of its obligations under this Note.

10. Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall:

10.1 Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate existence, (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the conduct of its business in the ordinary course, (c) give Noteholder at least thirty (30) days prior written notice of (i) any proposed relocation of its place of business or principal place of business, (ii) any proposed relocation of the place where its books and records relating to accounts and general intangibles are kept, (iii) a change of its name or type of organizational structure, and (iv) any proposed relocation of any of the Collateral (other than with respect to goods in transit between facilities, temporary warehousing for up to thirty (30) days, or sales of inventory in the ordinary course of business).

10.2 Compliance. Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to give rise to a Material Adverse Change.

10.3 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default has occurred, notify the Noteholder in writing of the nature and extent of such Default and the action, if any, it has taken or proposes to take with respect to such Default.

10.4 Insurance. Maintain insurance with respect to its property and business with financially sound and reputable insurance companies, in such amounts and covering such risks as the Noteholder deems necessary or advisable.

10.5 Material Change. Promptly notify Noteholder in writing of any change in any material fact or circumstance represented or warranted by Borrower in this Note with respect to any of the Collateral.

10.6 Record of Collateral. Maintain at its principal place of business a current record of the location of all Collateral, permit Noteholder or its representatives to inspect and make copies from such records during reasonable business hours and twenty four (24) hours’ prior notice and furnish to Noteholder, from time to time, such documents, lists, descriptions, certificates and other information necessary or helpful to keep Noteholder informed with respect to the identity, location, status, condition, terms of, parties to, and value of the Collateral.

10.7 Adverse Claim. Promptly notify Noteholder in writing of any claim, action or proceeding challenging the security interest granted under this Note or materially affecting title to all or any material portion of the Collateral or the security interest and, at Noteholder’s request, appear in and defend any such action or proceeding at Borrower’s reasonable expense.

10.8 Hold Collateral In Trust. Upon the occurrence of an Event of Default, hold in trust (and not commingle with its other assets) for Noteholder all Collateral that is chattel paper, instruments or documents at any time received by it and promptly deliver same to Noteholder unless Noteholder at its option gives Borrower written permission to retain such Collateral. Upon the occurrence of an Event of Default, at Noteholder’s request, each contract, chattel paper, instrument or document so retained shall be marked to state that it is assigned to Noteholder and each instrument shall be endorsed to the order of Noteholder (but failure to so mark or endorse any such Collateral shall not impair Noteholder’s security interest).

10.9 No Assignment. Not sell, assign, or otherwise dispose of, or permit the sale, assignment or disposition of, any Collateral other than sales of inventory in the ordinary course of business.

10.10 Maintain Collateral. (i) Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices, (ii) not amend, alter or modify, or permit the amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral if such amendment, alteration or modification would decrease the value of the Collateral, and (iii) not do or permit any act which would impair any material portion of the Collateral.

10.11 Default Under Collateral. Promptly notify Noteholder in writing of any default by Borrower or any other party under or in connection with any material portion (individually or collectively) of the Collateral and immediately use commercially reasonable efforts to remedy the same or immediately demand that the same be remedied.

10.12 Lockbox Account. Upon the occurrence of an Event of Default, Holder may request that Borrower direct that all accounts be paid directly to a lockbox account established with, or for the benefit of, Holder.

11. Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

11.1 Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

11.2 Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens existing as of the date of this Note and disclosed to Noteholder in writing, (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (c) non-consensual Liens arising by operation of law, and arising in the ordinary course of business, for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings.

11.3 Dividends. Declare or pay any dividend on any shares of the Borrower’s capital stock.

12. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

12.1 Failure to Pay. The Borrower fails to pay to the Noteholder the principal amount of the Loan, or interest or any other amount when due.

12.2 Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

12.3 Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 10 or Section 11, or (b) any other material covenant, obligation, condition, or agreement contained in this Note, other than those specified in Section 12.4, and such default shall continue unremedied for a period of ten (10) Business Days after written notice thereof shall have been given to the Borrower from Noteholder.

12.4 Bankruptcy.

(a) the Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 12.4(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of forty five (45) days;

(c) there is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within forty five (45) days from the entry thereof; or

(d) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 12.4(a), 12.4(b) or 12.4(c) above.

12.5 Collateral. The sale, distribution or other disposition by Borrower of all or substantially all of the Collateral.

13. Remedies.

13.1 Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; provided, that, if an Event of Default specified in Section 12.4 shall occur, the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note shall automatically and immediately become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and/or (b) exercise any or all of its rights, powers or remedies under applicable Law.

13.2 Upon an Event of Default, Noteholder may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or any other transaction document, or for foreclosure on the Collateral, or in aid of the exercise of any power granted in this Note or any transaction document, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of Noteholder of this Note.

13.3 Holder may direct the time, method and place of conducting any proceeding for any remedy available to it.

13.4 In case of any default under this Note, Borrower will pay to Noteholder such amount as shall be sufficient to cover the costs and expenses of such Noteholder due to such default, including attorneys’ fees.

13.5 Holder shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the state of Delaware and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Noteholder were the sole and absolute owner thereof (and Borrower agrees to take all such action as may be appropriate to give effect to such right).

14. Miscellaneous.

14.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile or email as follows:

If to the Borrower:

Big Digital Energy, Inc.

950 Railroad Avenue

Midland, PA 15059
Attention: General Counsel
Email: Kaliste.saloom@mawsoninc.com

If to the Noteholder:

Endeavor Blockchain, LLC

5701 Euper Lane, Suite A

Fort Smith, AR 72903

Attention: Josh Kilgore

Email: josh@sixthirty.ai

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

14.2 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

14.3 Submission to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 14.3 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower, or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

14.4 Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 14.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

14.5 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

14.6 Fees and Expenses. In the event the Noteholder is required to engage the services of an attorney for the purpose of enforcing this Note and/or collecting any amounts due hereunder, the Noteholder shall be entitled to recover its reasonable expenses and costs in connection therewith, including without limitation attorneys’ fees and expenses.

14.7 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

14.8 Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person upon prior written notice to the Borrower. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

14.9 Waiver of Notice. The Borrower hereby waives presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration, and diligence in taking any action to collect sums owing hereunder.

14.10 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

14.12 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

14.13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

14.14 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

“BORROWER”

BIG DIGITAL ENERGY, INC.

By	/s/ Phil Stanley
Name:	Phil Stanley
Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

“NOTEHOLDER”

ENDEAVOR BLOCKCHAIN, LLC

By:	/s/ Josh Kilgore
Name:	Josh Kilgore
Title:	Authorized Signatory